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                                                                   EXHIBIT 10.40
                           FLORIDA GAMING CORPORATION

                    DIRECTORS AND OFFICERS STOCK OPTION PLAN

     This Directors and Officers Stock Option Plan ("Plan") is established pursuant to resolutions adopted by the Board of Directors on February 9, 1999 to motivate the directors and officers of the Company and its subsidiaries to contribute to the Company's success by increasing the profitability and growth of the Company and to assist the Company to attract and retain qualified directors and officers.

     1. DEFINITIONS. As used in this Plan, the following terms or phrases shall have the meanings set forth below:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Committee" means two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board pursuant to Section 2 below.

     (c) "Disability" means either a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders the Participant incapable of continuing the further performance of the Participant's normal duties.

     (d) "Exercise Price" means the fair market value of the Option Stock determined as follows:

         (i) If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tape as of the most recent date on which the Stock was traded prior to the Grant Date.

         (ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

         (iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

         (iv) If the Stock is not listed on a national securities exchange, quoted on NASDAQ or traded in the over-the-counter market, the book value per share of the Stock determined in accordance with generally accepted accounting principles as of the last day of the fiscal quarter immediately preceding the Grant Date.

     (e) "Grant Date" means the date on which an Option is granted


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to a Participant.

     (f) "Option" means an option granted to a Participant affording the Participant the right to purchase Option Stock under a Stock Option Agreement.

     (g) "Option Period" means the 66 month period beginning on the Grant Date.

     (h) "Option Stock" means Stock subject to an option or Stock issued upon exercise of an Option.

     (i) "Participant" means a director or officer of the Company selected by the Committee to receive an Option.

     (j) "Plan" means this Directors and Officers Stock Option Plan.

     (k) "Stock" means the shares of the Company's $.10 common stock 10 par value common stock authorized pursuant to the Company's Articles of Incorporation.

     (l) "Stock Option Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Option.

     2. ADMINISTRATION. This Plan shall be administered by the Committee appointed by the Board. The Committee may appoint a chairperson and a secretary. The Committee shall hold meetings when requested by the chairperson or by a majority of its members. A majority of the Committee members shall constitute a quorum for purposes of a meeting. The act of a majority of the Committee members present at any meeting for which there is a quorum shall be a valid act of the Committee. Written action of the Committee may be taken by a majority of its members and the actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held.

     3. PARTICIPATION. All directors and executive officers of the Company shall be Participants. The Committee may also designate other officers of the Company as Participants, who, in the opinion of the Committee, have substantial responsibility in the management of the Company and/or its subsidiaries or who are otherwise responsible for the Company's financial success. Participants shall be awarded Options by the Committee based on their contribution to the Company as determined in the discretion of the Committee.

     4. STOCK SUBJECT TO PLAN. The Board shall allocate authorized and unissued shares of Stock, from time to time, for use under the Plan and the aggregate Options awarded by the Committee shall not exceed the number of shares allocated by the Board.


     5. TERMS AND CONDITIONS.


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     (a) OPTIONS. Options granted pursuant to the Plan shall be evidenced by
Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Committee shall approve from time to time, and shall reflect the provisions of this Section 5.

     (b) EXERCISE PRICE. The Exercise Price shall be determined by the Committee in accordance with Section l(d) of this Plan.

     (c) TERM. Unless sooner exercised or terminated in accordance with Section 6 of this Plan, the Option shall expire on the last day of the Option Period.

     (d) VESTING. The Option shall vest and be exercisable during the period beginning 6 months and 15 days after the Grant Date and ending on the last day of the option Period.

     (e) METHOD OF EXERCISE. The Option may be exercised, in whole or in part, from time to time, by the Participant delivering written notice to the Committee setting forth the number of shares to be purchased accompanied by the Exercise Price.

     (f) RESTRICTION ON TRANSFER. The Options shall not be assignable or transferable except by will or by the laws of descent and distribution.

     (g) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Option Stock under this Plan shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

     (h) ADJUSTMENT OF SHARES. The number of shares of Stock with respect to which Options are granted under this Plan and the Exercise Price shall be appropriately adjusted by the Board for any increase in the number of shares of issued Stock resulting from a subdivision or consolidation of such Stock through a reorganization, recapitalization, stock split-up, reverse stock split, stock distribution or stock combination, or the payment of a Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

     (i) WITHHOLDINQ TAXES. As a condition to the exercise of an Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirement.

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     6. TERMINATION.

     (a) WITHOUT CAUSE. If a Participant ceases to be a director or officer of the Company for any reason other than for cause, the Participant, or in the event of the Participant's death, the Participant's personal representative, shall have the right to exercise the Participant's Option, in whole or in part, from time to time, within one year after the Participant ceases to be a director or officer of the Company to the extent the Participant was entitled to exercise the option immediately prior to the Participant ceasing to be a director or officer of the Company.

     (b) FOR CAUSE. If a Participant is removed as a director of the Company by action of the Company's shareholders or is terminated as an officer of the Company for cause, the Participant forfeits all unexercised Options. A Participant shall not be deemed to be terminated as an officer for cause unless and until the Board adopts a resolution to that effect. Termination for cause means termination due to (i) the Participant wilfully failing to substantially perform his duties as an officer of the Company, or (ii) the Participant having committed a criminal act, excluding traffic violations.

     7. APPLICABLE LAW. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

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